                                                                   Exhibit (e-1)


                             DISTRIBUTION AGREEMENT

         AGREEMENT made as of this 24th day of June, 2003, between PACIFIC CAPITAL FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES, L.P. d/b/a BISYS FUND SERVICES ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act") and

         WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds");

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

1.       Services as Distributor.
         ------------------------

         1.1 Distributor will act as agent of Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement and prospectus of Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean the then-current form of prospectus and statement of additional information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements together with any amendments and supplements thereto.

         1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands the investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

         1.3 Distributor shall at its own expense (except as provided in Section 2 herein), finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

         1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

         1.5 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

         1.6 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

         1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstance of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.8 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

         1.9 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

         1.10 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         1.11 The Trust represents and warrants to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of the Commission under said Act and all statements of fact contained in any such registration statement and prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose any amendment or amendments and/or supplement or supplements with in fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.12 The Trust authorizes the Distributor and dealers to use any prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares. The Trust agrees to indemnify, defend and hold the Distributor, its several partners and employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its partners and employees or any such controlling person, may incur (a) as the result of a third party claim or proceeding arising out of or related to any event or matter other than a breach of Distributor's obligations hereunder; (b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either of such documents not misleading or (iii) any Trust-related advertisement or sales literature that contains any untrue statement, or alleged untrue statement, of a material fact, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements not misleading, or that otherwise fails to comply with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.) notwithstanding the exercise of reasonable care in the preparation or review thereof, and filing thereof, by the Distributor; or (c) arising out of or based upon the electronic processing of orders over the internet; provided, however, that the Trust's agreement to indemnify the Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses (x) arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to the Trust by the Distributor for such use and used in the registration statement or in corresponding statements made in the prospectus, advertisement or sales literature, or (y) arising out of or based upon any omission or alleged omission to state a material fact in such information furnished by the Distributor which is required to be stated or necessary to make the information not misleading; and further provided that the Trust's agreement to indemnify the Distributor and the Trust's representations and warranties hereinbefore set in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement, or by the Distributor's failure to comply with any laws, rules or regulations applicable to it in connection with its distribution of the Shares.

         In the event of a formal legal action, the Trust's agreement to indemnify the Distributor, it partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being provided with written notice of an action brought against Distributor, its partners and employees, or any such controlling person, and identifying the person against whom such action is brought, promptly following receipt of service of the summons or other first legal process by the indemnified person, and in any event within ten (10) days of such receipt. Any failure to promptly notify the Trust will not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity obligations under this paragraph 1.12. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing chosen by the Trust approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement or omission on the Trust's part, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Trust does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Trust, the Trust will reimburse the Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Distributor or them to the extent related to a claim, demand, liability or expense covered under this Section 1.12. The Trust's indemnification agreement contained in this paragraph 1.12 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

         This indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation of proceedings against the Trust or any of its officers or Trustees which relates, directly or indirectly, to the issue and sale of any Shares or which may otherwise form the basis of an obligation for Trust to indemnify hereunder.

         1.13 The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise directly out of or based directly upon any untrue statement, or alleged untrue statement, of a material fact contained in information furnished in writing by the Distributor to the Trust and used in response to required items of the registration statement or in the corresponding statements made in the prospectus or any omission, or alleged omission, to state material fact required to be stated in such information or necessary to make such information not misleading.

         In the event of a formal legal action, the Distributor's agreement to indemnify the Trust, its officers and Trustees and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being provided with written notice of an action brought, against the Trust, its officers and Trustees, or any such controlling person, and identifying the person against whom such action is brought, and sent to the Distributor identifying the person against whom such action is brought promptly following the indemnified person's receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. Any failure to promptly notify the Distributor will not relieve the Distributor from any liability which the Trust may have to the person against whom such, action is brought or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity obligations under this paragraph 1.13. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability to the extent the same is based on an alleged misstatement or omission on the Distributor's part, if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement or omission on the Distributor's part, the Trust, its officers and Trustees, or any controlling person, shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust and any other defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Trust, its officers, directors, employees and controlling persons or other persons named as defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by the Trust or them to the extent related to a claim, demand, liability or expense covered under this Section 1.13. The Trust's indemnification agreement contained in paragraph 1.12 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.


         1.14 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission, provided, however, that nothing contained in this Section 1.14 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from a Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.


         1.15 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

              (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

              (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

              (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

              (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.16 The Distributor agrees on behalf of itself and its partners and employees to treat confidentiality and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, but such approval shall not be required where the Distributor may be exposed to civil or criminal liability for failure to disclose such information, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         1.17 This Agreement shall be governed by the laws of the State of Ohio.

2.       Fee.
         ----

         The Distributor shall receive from the Funds identified in the Distribution Plan attached as Schedule A hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in such Plan ("Distribution Fee"). The Distribution Fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request. The services rendered by the Distributor for which the Distributor is entitled to receive a Distribution Fee shall be deemed to have been completed at the time of the initial sale of the Shares taken into account in computing the Distribution Fee, and with respect to such Shares (regardless whether such Shares were issued before or after the date hereof), the Distributor shall be paid the Distribution Fee regardless of a termination of the Distributor as principal underwriter of the Shares of the relevant Distribution Plan Funds, or any termination of this Agreement other than a complete termination of the Distribution Plan. Except as provided by Rule 12b-1 under the 1940 Act and the terms of the Distribution Plan, as concerns continuation of the Plan and termination of the Plan under certain circumstances, the relevant Fund's obligation to pay the Distribution Fees to the Distributor, when applicable as provided in the foregoing provisions of this
Section 2, shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever.

3.       Sale and Payment.
         -----------------

         3.1 Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds". Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds". Front-end Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds". Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

         3.2 The Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefore at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefore at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

         3.3 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in New York cleared funds equal to the applicable net asset value of such

Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

4.       Public Offering Price.
         ----------------------

         The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current prospectus of the Load Fund.

5.       Issuance of Shares.
         -------------------

         The Trust reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

6.       Term, Duration and Termination.
         -------------------------------

         This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such
Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.       Limitation of Liability of the Trustees and Shareholders.
         ---------------------------------------------------------

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

8.       Privacy.
         --------

         Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the Funds. The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

9.       Anti-Money Laundering Compliance.
         ---------------------------------

         9.1 Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

         9.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in all future agreements entered into by the Distributor with any financial intermediary that would be authorized to effect transactions in Shares of the Trust.

         9.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

10.      Notices.
         --------

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at 130 Merchant Street, Suite 240, Honolulu, HI 96813Attention: Andrew P. Spencer, with copy to Michael Glazer, Esq., Paul Hastings Janofsky & Walker, 555 S. Flower Street, 23rd Floor, Los Angeles, CA 90071; and if to BISYS, to it at 60 State Street, Suite 1300; Boston, MA 02109, Attn: Legal Services, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

11. Governing Law and Matters Relating to the Trust as a Massachusetts Business
    ---------------------------------------------------------------------------
    Trust
    -----

         This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                      PACIFIC CAPITAL FUNDS


                                      By: /s/ Andrew P. Spencer
                                      Name:   Andrew P. Spencer
                                      Title:  Executive Vice President

                                      BISYS FUND SERVICES, LIMITED PARTNERSHIP
                                              By:  BISYS Fund Services, Inc.,
                                              its General Partner


                                      By: /s/ William J. Tomko
                                      Name:   William J. Tomko
                                      Title:  President

                                                               December 29, 2003


                               AMENDED SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                          BETWEEN PACIFIC CAPITAL FUNDS
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP

Funds
-----

Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
Diversified Fixed Income Fund
Ultra Short Government Fund
Short Intermediate U.S. Government Securities Fund
Growth Stock Fund
Growth and Income Fund
Value Fund
Mid-Cap Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund





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